Exhibit 99.1

Interpace Biosciences Announces Third Quarter 2025 Financial and Business Results

●	Q3 Revenue of $8.8 million
●	Q3 Cash Collections of $10.0 million
●	Q3 Thyroid test volume up 12% year-over-year to record levels
●	Q3 Thyroid revenue of $8.8M; up 22% year-over-year to record levels

PARSIPPANY, NJ, Nov 12, 2025 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the third quarter ended September 30, 2025 and provided a business and financial update.

Third quarter Net Revenue was $8.8 million. Income from continuing operations in the third quarter of 2025 was $1.0 million. “The Company delivered record thyroid test volumes, revenue, and cash collections during the quarter, driven by higher testing volume activity and enhanced collection initiatives,” said Chris McCarthy, Chief Financial Officer. “Our continued focus on reimbursement improvements resulted in a 5% increase in average revenue per test and a 22% reduction in days sales outstanding.” McCarthy added, “Our strong cash position supported strategic investments in laboratory operational efficiency, leveraging AI and automation as part of our digital strategy. These initiatives also enabled us to strengthen our balance sheet through additional principal payments on our long-term debt.”

“The third quarter represented the first full quarter of the Company being a Thyroid-only diagnostics testing company”, said Tom Burnell, President and CEO. “We are excited about the Company’s continued growth in revenue, profitability and cash flow as a Thyroid- only clinical diagnostics business”, added Burnell. Further, Burnell said, “We believe our unique combination testing platform delivers the confidence of high performance with the convenience of simple specimen handling. ThyGeNEXT® evaluates the most common mutations in thyroid cancer, while the microRNA signatures assessed by ThyraMIR®v2 provide insights across both major and minor cancer-related signaling pathways. This comprehensive ‘panel-to-pathways’ approach supports physicians in making confident and informed patient-management decisions.”

Third Quarter 2025 Financial Performance

For the Third Quarter of 2025 as Compared to the Third Quarter of 2024 and Pro Forma 2024 Results1

●	Revenue was $8.8 million, a decrease of 29% from $12.3 million for the prior year quarter and an increase of 22% from $7.3 million for the prior year quarter Pro Forma

●	Gross Profit percentage was 62% compared to 64% for the prior year quarter and 57% for the prior year quarter Pro Forma

●	Operating income was $1.1 million vs operating income of $2.3 million in the prior year quarter and operating loss of $0.1 million in the prior year quarter Pro Forma

1 Management uses a non-GAAP Pro Forma income statement to help evaluate the results of our performance. The Pro Forma income statement for 2024 reflects the Company’s current business structure as a thyroid-only diagnostics testing company and excludes revenue and related costs from PancraGEN, which was discontinued in May 2025. These adjustments are presented for comparability purposes only and do not represent GAAP financial measures. Investors should review GAAP results alongside these pro forma figures for a complete understanding of performance. A reconciliation of GAAP and these pro forma figures is presented below.

●	Income from continuing operations was $1.0 million vs income from continuing operations of $1.8 million in the prior year quarter and loss from continuing operations of $0.7 million in the prior year quarter Pro Forma

●	Adjusted EBITDA was $1.3 million vs $2.5 million in the prior year quarter and $0.1 million in the prior year quarter Pro Forma

●	Q3 2025 cash collections totaled $10.0 million compared to $11.2 million in the prior year quarter and $7.5 million in the prior year quarter Pro Forma

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has two commercialized molecular tests: ThyGeNEXT for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay and ThyraMIRv2, used in combination with ThyGeNEXT, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue and cash flows, as well as Pro Forma financial results and adjusted EBITDA may prove to be materially inaccurate, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings from BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to continue to restructure itself in light of the loss of reimbursement for its PancraGEN product.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue, net	$8,756	$12,295	$29,504	$34,515
Cost of revenue	3,317	4,393	11,418	12,496
Gross Profit	5,439	7,902	18,086	22,019

Sales and marketing	2,087	2,864	7,811	8,571
Research and development	150	199	500	483
General and administrative	2,057	2,538	7,268	6,918
Total operating expenses	4,294	5,601	15,579	15,972

Operating income	1,145	2,301	2,507	6,047
Interest accretion expense	-	(4)	-	(34)
Note payable interest	(30)	(141)	(156)	(514)
Other expense, net	(115)	(394)	(112)	(406)
Income from continuing operations before tax	1,000	1,762	2,239	5,093
(Benefit) provision for income taxes	(11)	4	7	12
Income from continuing operations	1,011	1,758	2,232	5,081

Loss from discontinued operations, net of tax	(100)	(82)	(314)	(260)

Net income	$911	$1,676	$1,918	$4,821

Basic income (loss) per share of common stock:
From continuing operations	$0.23	$0.40	$0.50	$1.16
From discontinued operations	(0.02)	(0.02)	(0.07)	(0.06)
Net income (loss) per basic share of common stock	$0.21	$0.38	$0.43	$1.10

Diluted income (loss) per share of common stock:
From continuing operations	$0.04	$0.40	$0.08	$1.15
From discontinued operations	(0.01)	(0.02)	(0.01)	(0.06)
Net income (loss) per diluted share of common stock	$0.03	$0.38	$0.07	$1.09

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,425	4,393	4,423	4,380
Diluted	27,695	4,423	27,693	4,404

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$1,423	$1,461

Total current assets	9,130	11,773
Total current liabilities	5,945	10,615

Total assets	12,036	14,792
Total liabilities	12,334	17,009
Total stockholders’ deficit	(298)	(2,217)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Nine Months Ended
	September 30,
	2025	2024
Net income	$1,918	$4,821

Net cash provided by operating activities	$3,693	$3,462
Net cash used in investing activities	(318)	(747)
Net cash used in financing activities	(3,413)	(4,100)
Change in cash and cash equivalents	(38)	(1,385)
Cash and cash equivalents – beginning	1,461	3,498
Cash and cash equivalents – ending	$1,423	$2,113

Reconciliation of Pro Forma (Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2024
		PancraGEN
	As Reported	Direct Costs*	Pro Forma

Revenue, net	$12,295	$5,040	$7,255
Cost of revenue	4,393	1,242	3,151
Gross Profit	7,902	3,798	4,104

Sales and marketing	2,864	1,146	1,718
Research and development	199	79	120
General and administrative	2,538	152	2,386
Total operating expenses	5,601	1,377	4,224

Operating income (loss)	2,301	2,421	(120)
Interest accretion expense	(4)	-	(4)
Note payable interest	(141)	-	(141)
Other expense, net	(394)	-	(394)
Income (loss) from continuing operations before tax	1,762	2,421	(659)
Provision for income taxes	4	-	4
Income (loss) from continuing operations	1,758	2,421	(663)

Loss from discontinued operations, net of tax	(82)	-	(82)

Net income (loss)	$1,676	$2,421	$(745)

Basic income (loss) per share of common stock:
From continuing operations	$0.40	$0.55	$(0.15)
From discontinued operations	(0.02)	-	(0.02)
Net income (loss) per basic share of common stock	$0.38	$0.55	$(0.17)

Diluted income (loss) per share of common stock:
From continuing operations	$0.40	$0.55	$(0.15)
From discontinued operations	(0.02)	-	(0.02)
Net income (loss) per diluted share of common stock	$0.38	$0.55	$(0.17)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,393	4,393	4,393
Diluted	4,423	4,423	4,423

* PancraGEN Direct Costs represent only direct costs associated with the operations of PancraGEN testing, with no allocations or estimates of corporate, shared, or overhead expenses included.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Income from continuing operations (GAAP Basis)	$1,011	$1,758	$2,232	$5,081
Depreciation and amortization	111	85	307	205
Stock-based compensation	7	86	31	218
Severance & related expense	-	-	692	-
Asset impairment - lab supplies	-	-	198	-
Taxes (benefit) expense	(11)	4	7	12
Interest accretion expense	-	4	-	34
Note payable interest	30	141	156	514
Other expense/income, net	10	(10)	25	(40)
Change in fair value of note payable	105	404	87	445
Adjusted EBITDA	$1,263	$2,472	$3,735	$6,469

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock-based compensation, severance expense, interest and taxes, and other non-cash expenses including change in fair values of notes payable. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.